UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 ______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 27, 2013

Zhongpin Inc.

 (Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-33593 (Commission File Number)	54-2100419 (IRS Employer Identification No.)

21 Changshe Road, Changge City, Henan Province People’s Republic of China (Address of principal executive offices)	461500 (Zip Code)

011 86 10-8455 4188

(Registrant’s telephone number, including area code)

 Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On June 27, 2013, Zhongpin Inc., a Delaware corporation (the “Company”), completed its merger (the “Merger”) with Golden Bridge Merger Sub Limited, a Delaware corporation (“Merger Sub”) and a wholly, owned, direct subsidiary of Golden Bridge Holdings Limited, a Cayman Islands exempted company (“Parent”), pursuant to the terms of the previously announced Amended and Restated Agreement and Plan of Merger dated February 8, 2013 (the “Merger Agreement”), by and among, Parent, Merger Sub, the Company and Mr. Xianfu Zhu, the Chairman and Chief Executive Officer (solely for the purposes of Section 6.15 of the Merger Agreement). As a result of the Merger, the Company is now wholly owned by Parent, which is controlled by Mr. Xianfu Zhu.

Item 2.01	Completion of Acquisition or Disposition of Assets

The Information in Item 5.01 below is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 27, 2013, in connection with the completion of the Merger, the Company notified the NASDAQ Stock Market (“NASDAQ”) of its intent to remove its common stock, par value $0.001 (“Company Common Stock”) from listing on the NASDAQ and requested the NASDAQ to file a delisting application on Form 25 with the Securities and Exchange Commission (the “SEC”) to delist and deregister the Company Common Stock. The Company will file with the SEC a certification on Form 15 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of the Company Common Stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

As of the effective time of the Merger (the “Effective Time”), each outstanding share of Company Common Stock was converted into the right to receive $13.50 per share in cash, without interest, excluding (a) shares of common stock owned by the Company as treasury stock and shares owned by Parent or Merger Sub, including shares contributed to Parent by Mr. Xianfu Zhu, Mr. Baoke Ben, Mr. Chaoyang Liu, Mr. Qinghe Wang, Mr. Shuichi Si and Ms. Juanjuan Wang (the “Rollover Investors”), all of which shares of common stock have been cancelled without the right to receive any consideration thereon, and (b) shares of common stock owned by stockholders who have exercised, perfected and not withdrawn a demand for or lost the right to, appraisal rights under the Delaware General Corporation Law (“DGCL”), which shares of common stock have been cancelled and have entitled the former holders thereof to receive the appraised value thereon in accordance with such holder’s appraisal rights under the DGCL (collectively, the “Excluded Shares”). In addition, immediately prior to the Effective Time, each outstanding stock option (whether vested or unvested) was cancelled as of the Effective Time and converted into the right to receive a cash payment equal to the excess of, if any, $13.50 over the exercise price per share of such stock option, without interest and less required withholding taxes.

Item 5.01	Changes in Control of Registrant.

On June 27, 2013, Parent consummated the acquisition of 100% of the outstanding voting securities of the Company through the Merger. The Company is the surviving corporation in the Merger and is a wholly owned subsidiary of Parent.

The aggregate consideration paid in connection with the Merger was approximately $373 million. The consideration was funded through a combination of the contribution of shares of the Company Common Stock to Parent by the Rollover Investors, equity financing of approximately $85 million from China Wealth Growth Fund I L.P., and debt financing of approximately $320 million pursuant to a facility agreement dated November 26, 2012 by and between Parent and China Development Bank Corporation Hong Kong Branch.

This description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 hereto and incorporated herein by reference. A copy of the press release announcing the completion of the Merger is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

In accordance with the terms of the Merger Agreement and effective as of the Effective Time, Mr. Raymond Leal, Mr. Yaoguo Pan and Mr. Hu Xiaosong resigned as members of the board of directors of the Company. Mr. Xianfu Zhu and Mr. Baoke Ben remain as the Company’s directors following the Effective Time.

Item 5.03	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal year.

In connection with the consummation of the Merger, the Company’s Certificate of Incorporation and Bylaws were amended and restated, effective June 27, 2013. Copies of the Company’s Amended and Restated Certificate of Incorporation and Bylaws are attached as Exhibit 3.1 and 3.2, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 27, the Company held a special meeting of its stockholders. The Company’s independent inspector of elections reported the vote of the stockholders as follows:

Proposal 1: The adoption of the Merger Agreement providing for the Merger with the Company surviving the merger as a wholly owned subsidiary of Parent.

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,808,938	408,413	147,682	0
Unaffiliated stockholders:
Votes For	Votes Against	Abstentions	Broker Non-Votes
14,121,433	408,413	147,682	0

Proposal 2: The approval of, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of the Company in connection with the Merger.

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,977,345	1,041,534	346,094	60

Proposal 3:

According to the report of the inspector of elections, the merger agreement was adopted by the stockholders of the Company. Therefore, the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies was not put to vote.

Item 8.01	Other Events

On June 27, 2013, the Company issued a press release relating to the announcement of the results of the special meeting. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference. On June 27, 2013, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)-(c) Not applicable.

(d) Exhibits.

Exhibit No.	Document

2.1	Amended and Restated Agreement and Plan of Merger, dated as of February 8, 2013, by and among the Company, Parent, Merger Sub and Mr. Xianfu Zhu (solely for the purposes of Section 6.15) (Incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on February 8, 2013)

3.1	Amended and Restated Certificate of Incorporation of the Company, adopted June 27, 2013

3.2	Amended and Restated Bylaws of the Company, adopted by June 27, 2013

99.1	Press Release of Zhongpin Inc., dated June 27, 2013

99.2	Press Release of Zhongpin Inc., dated June 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZHONGPIN INC. (Registrant)

Dated: June 28, 2013	By:	/s/ Feng Wang
Name: Feng Wang
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

2.1	Amended and Restated Agreement and Plan of Merger, dated as of February 8, 2013, by and among the Company, Parent, Merger Sub and Mr. Xianfu Zhu (solely for the purposes of Section 6.15) (Incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on February 8, 2013)

3.1	Amended and Restated Certificate of Incorporation of the Company, adopted June 27, 2013

3.2	Amended and Restated Bylaws of the Surviving Corporation, adopted by June 27, 2013

99.1	Press Release of Zhongpin Inc., dated June 27, 2013

99.2	Press Release of Zhongpin Inc., dated June 27, 2013